Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-102806) pertaining to the Hormel Foods Corporation Joint Earnings Profit Sharing Trust of our report dated April 17, 2009, with respect to the financial statements and schedule of Hormel Foods Corporation’s Joint Earnings Profit Sharing Trust included in this Annual Report (Form 11-K) for the year ended October 25, 2008.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 17, 2009